Exhibit 31.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

______________________________

      The undersigned Treasurer of AER Ventures, Inc. hereby certifies that:

      1.    I have reviewed this annual report on Form 10-KSB;

      2.    Based on my knowledge, this annual report does not  contain  any untrue statement of a material fact or omit to state a material fact necessary in order to make the  statements  made,  in light of the  circumstances  under which such statements  were made, not misleading  with respect to the period covered by this annual report;

      3.    Based on  my  knowledge,  the  financial  statements,   and  other financial  information  included in the report,  fairly  present in all material respects the financial  condition,  results of operations  and cash flows of the issuer as of, and for, the periods presented in this annual report;

      4.    The Company’s other certifying officers and I are responsible for establishing and maintaining "disclosure controls  and  procedures"  (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and have:

            a.     designed  such  disclosure  controls and  procedures  to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities,  particularly during the period in which this annual report is being prepared;

            b.      evaluated the  effectiveness  of the Company's  disclosure controls and  procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”; and

            c.       presented  in this annual  report  our conclusions  about the effectiveness  of the disclosure  controls and procedures  based on our evaluation as of the Evaluation Date;

      5.    The Company’s other certifying  officers and I have disclosed based on our most recent evaluation, to the Company's auditors  and to the audit  committee  of the  board of  directors  (or  persons fulfilling the equivalent function):

            a.    all  significant  deficiencies  in the design or  operation of internal controls    which  could  adversely  affect the  Company's  ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

            b.    any fraud,  whether or not material,  that involves management or  other  employees  who  have a  significant  role  in the  Company's  internal controls; and

      6.    The Company’s other certifying  officers and I have  indicated in the report whether or not there were significant  changes in internal  controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: April 14, 2005

                                                       Per:  /s/ Stuart Rogers

                                                Treasurer